FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Subsequent to the filing of its Annual Report on Form 10-K for the year ended December 31, 2012, United States Cellular Corporation (“U.S. Cellular”) determined that the amounts reported for postpaid average revenue per user (“Postpaid ARPU”) were incorrectly stated for 2011 and 2010 in the table of summarized operating data for U.S. Cellular's consolidated operations on page 9 of Exhibit 13 to such Form 10-K.  The corrected information is set forth below.   While U.S. Cellular does not believe these errors are material, it determined that disclosure of the corrected Postpaid ARPU amounts in this Form 8-K would be appropriate so that shareholders and investors would have accurate information.

U.S. Cellular reported Postpaid ARPU of $54.00 and $51.21 at December 31, 2011 and 2010, respectively in its Form 10-K. The correct Postpaid ARPU amounts were $52.20 and $50.77 at December 31, 2011 and 2010, respectively.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:	April 15, 2013

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer